This proxy statement is dated December 17, 2008 and is first being mailed to
Restaurant Acquisition Partners, Inc. stockholders on or about December 17, 2008.

RESTAURANT ACQUISITION PARTNERS, INC.
5950 Hazeltine National Drive, Suite 290
Orlando, Florida 32822

To the Stockholders of Restaurant Acquisition Partners, Inc. (‘‘Restaurant Acquisition’’):

You are cordially invited to attend a special meeting of stockholders of Restaurant Acquisition to be held on December 31, 2008. At this meeting, you will be asked to approve the dissolution and Plan of Liquidation of the Company, as contemplated by Restaurant Acquisition’s amended and restated certificate of incorporation, since the Company will not be able to complete an initial business combination within the required time period for it to do so. Upon dissolution, the Restaurant Acquisition will, pursuant to a Plan of Liquidation, discharge its liabilities, wind up its affairs and distribute to its stockholders who own shares of the Restaurant Acquisition’s common stock issued as part of the units sold in the Restaurant Acquisition’s initial public offering, who we refer to as the “public stockholders,” their respective pro rata portion of the trust account in which the net proceeds of Restaurant Acquisition’s initial public offering were deposited (the “Trust Account”), as contemplated by Restaurant Acquisition’s amended and restated certificate of incorporation and  Restaurant Acquisition’s initial public offering prospectus. The record date for the special meeting is December 18, 2008. Record holders of  Restaurant Acquisition’s common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting.

        THIS MEETING IS PARTICULARLY SIGNIFICANT IN THAT STOCKHOLDERS MUST APPROVE RESTAURANT ACQUISITION’S DISSOLUTION AND LIQUIDATION IN ORDER FOR THE COMPANY TO BE AUTHORIZED TO DISTRIBUTE THE PROCEEDS HELD IN THE TRUST ACCOUNT TO RESTAURANT ACQUISITION’S PUBLIC STOCKHOLDERS. IT IS IMPORTANT THAT YOU VOTE YOUR SHARES AT THIS SPECIAL MEETING.

Restaurant Acquisition was incorporated in Delaware on October 3, 2005.  Restaurant Acquisition was formed to serve as a vehicle for the acquisition through a merger, capital stock exchange, asset acquisition or other similar business combination (“Business Combination”) of an operating business in the restaurant industry.  A registration statement for the Restaurant Acquisition’s initial public offering was declared effective on December 14, 2006.

On December 20, 2006, Restaurant Acquisition consummated the offering and received net proceeds of approximately $17.5 million. An amount of $19,535,000, which includes $960,000 relating to the sale of certain warrants and $1,050,000 deferred payment to Capital Growth Financial LLC and Tejas Securities Group , Inc., the underwriters in the offering, of the net proceeds was deposited in trust to be used in connection with an initial transaction or to be returned to stockholders if an initial transaction was not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within the 18-month period.  In furtherance of its corporate purpose, on June 19, 2008, Restaurant Acquisition entered into an Agreement and Plan of Merger and Real Estate Purchase Agreement with Oregano’s Pizza Bistro, Inc. (“Oregano’s”) for the acquisition of the Oregano’s Pizza Bistros and property.

Restaurant Acquisition determined that it  would not be able to obtain stockholder approval of the merger with Oregano’s in a timely manner and as a result, Restaurant Acquisition is now required to seek approval from its stockholders to dissolve and liquidate as provided in its charter and public filings.

The Plan of Liquidation included in the enclosed proxy statement provides for the discharge of the Restaurant Acquisition’s liabilities and the winding up of its affairs, including distribution to current holders of Restaurant Acquisition’s common shares originally issued in its IPO of the principal and accumulated interest (net of applicable taxes) of the IPO trust account as contemplated by its charter and its IPO prospectus. No payments will be made in respect of the Restaurant Acquisition’s outstanding warrants or to any of its initial stockholders with respect to the shares owned by them prior to the initial public offering.

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Stockholder approval of Restaurant Acquisition’s dissolution is required by Delaware law, under which Restaurant Acquisition is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of Restaurant Acquisition’s outstanding common stock will be required to approve the dissolution and plan of liquidation. Restaurant Acquisition’s Board of Directors has unanimously approved the dissolution, deems it advisable and recommends you approve the dissolution and plan of liquidation. Restaurant Acquisition’s pre-IPO stockholders have advised Restaurant Acquisition that they support the dissolution and will vote for it. The Board intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution.

Restaurant Acquisition currently has net liabilities and obligations that exceed its available cash outside the IPO trust account by approximately $839,000. Our founding executive officers and directors (the “founders”) will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account. Our founders have confirmed to Restaurant Acquisition that they expect to meet these obligations, and are currently negotiating with Restaurant Acquisition’s creditors regarding satisfaction of its liabilities, which they expect to complete prior to the special meeting. If they fail to meet their obligations, however, under Delaware law, public stockholders could be required to return a portion of the distributions they receive pursuant to the Plan up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from the Restaurant Acquisition. Since the obligations of our founders are not collateralized or guaranteed, Restaurant Acquisition cannot assure you that they will perform their obligations or that stockholders would be able to enforce those obligations.

After careful consideration of all relevant factors, Restaurant Acquisition’s Board of Directors has unanimously determined that the Restaurant Acquisition’s dissolution is fair to and in the best interests of Restaurant Acquisition and its stockholders, has declared it advisable, and recommends that you vote or give instruction to vote “FOR” the dissolution and Plan of Liquidation.

The Board also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to authorize Restaurant Acquisition Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the Company's dissolution.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Plan of Liquidation and the special meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO READ THIS MATERIAL CAREFULLY AND VOTE YOUR SHARES.

Restaurant Acquisition’s management and its Board appreciate your support during this process.

By Order of the Board of Directors

Christopher R. Thomas
Chief Executive Officer and President

 December 17, 2008

YOUR VOTE IS IMPORTANT. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

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RESTAURANT ACQUISITION PARTNERS, INC.
5950 Hazeltine National Drive, Suite 290
Orlando, Florida 32822

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 31, 2008

TO THE STOCKHOLDERS OF
RESTAURANT ACQUISITION PARTNERS, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders of Restaurant Acquisition Partners, Inc., a Delaware corporation (“Restaurant Acquisition” or the “Company”) at 10:00 a.m. Eastern Time, on December 31, 2008, at the offices of the Company at 5950 Hazeltine National Drive, Suite 290, Orlando, Florida 32822, for the sole purpose of considering and voting upon proposals to:

1.	Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to the accompanying proxy statement; and

2.
Authorize Restaurant Acquisition’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Restaurant Acquisition’s by-laws, no other business may be transacted at the meeting.

The “record date” for the special meeting is December 18, 2008. Record holders of Restaurant Acquisition common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 4,166,667 outstanding shares of Restaurant Acquisition common stock, of which 3,333,333 were issued in the Restaurant Acquisition’s initial public offering, or the public shares, and 833,334 were issued to Restaurant Acquisition’s founders before the IPO, or the pre-IPO shares, and each of which entitles its holder to one vote per proposal at the special meeting.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy obtained from your brokerage firm or bank. YOUR FAILURE TO VOTE OR INSTRUCT YOUR BROKER OR BANK HOW TO VOTE WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION.

Restaurant Acquisition’s Board of Directors unanimously recommends that you vote “FOR” approval of each proposal.

Dated: December 17, 2008

By Order of the Board of Directors,

Christopher R. Thomas
Chairman and Chief Executive Officer

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SUMMARY OF THE PLAN OF LIQUIDATION

At the special meeting, you will be asked to approve the dissolution and Plan of Liquidation of the Company, as contemplated by its amended and restated certificate of incorporation.

The following describes briefly the material terms of the proposed dissolution and Plan of Liquidation of the Company. This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and Plan of Liquidation, but does not include all of the information contained elsewhere in this proxy statement and may not contain all of the information that is important to you. To understand fully the dissolution and plan of liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the Plan of Liquidation attached as Annex A, in its entirety.

If the dissolution is approved, we will:

•      file a certificate of dissolution with the Delaware Secretary of State;

•      adopt a Plan of Liquidation in or substantially in the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

•      establish a contingency reserve for the satisfaction of any unknown or additional liabilities, consisting solely of the indemnification obligations that the Company’s founders provided to Restaurant Acquisition at the time of its IPO; and

•      pay or adequately provide for the payment of our liabilities, including (i) existing liabilities for taxes, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the Company’s public stockholders in accordance with the Company’s charter.

We expect to make a liquidating distribution to the Company’s public stockholders of the proceeds of the IPO trust account as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after stockholder approval of the dissolution and liquidation and adoption of the Plan of Liquidation. The Company is currently negotiating with its creditors regarding the satisfaction of its other liabilities. It expects to accomplish this, concurrently with such liquidating distribution, with the proceeds of payments made or arranged at no cost to the Company by the Company’s founders pursuant to their indemnification obligations provided at the time of the Company’s IPO. The Company does not anticipate that any creditor will make any claims with respect to amounts held in the trust account. As the Company does not have any material assets beyond the IPO trust account, we do not anticipate that any additional distributions to stockholders will be made. However, the Company intends to pursue any applicable federal or state tax refunds arising out the proposed acquisition and its other business activities from inception through dissolution. To the extent the Company is successful in obtaining such refunds, any funds obtained will be distributed by the Company in accordance with its Plan of Liquidation.

As a result of the Company’s liquidation, for U.S. federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (i) the amount of cash distributed to them generally, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of Company common stock. You should consult your tax advisor as to the tax effects of the Plan of Liquidation and the Company's dissolution in your particular circumstances.

Under Delaware law, stockholders will not have dissenters’ appraisal rights in connection with the dissolution and liquidation.

Under Delaware law, if we distribute the IPO trust account proceeds to public stockholders but fail to pay or make adequate provision for our liabilities, and if the Company’s founders do not perform their indemnification obligations, then each Restaurant Acquisition stockholder could be held liable for amounts owed to Company creditors to the extent of the stockholder’s pro rata share of the liabilities not so discharged, but not in excess of the total amount received by such stockholder. The Company’s founders have informed the Company that they intend to honor their indemnification obligations. If they fail to do so, however, under Delaware law, public stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. Since the Company's founders’ obligations are not collateralized or guaranteed, Restaurant Acquisition cannot assure you that they will perform their obligations, or that stockholders would be able to enforce those obligations.

If our stockholders do not vote to approve the Company’s dissolution and Plan of Liquidation, our Board of Directors will explore what, if any, alternatives are available for the future of the Company. The Board believes, however, there are no viable alternatives to the Company’s dissolution and liquidation pursuant to the Plan of Liquidation, and, indeed, the Company’s charter and the IPO prospectus contemplated that the Company has no choice but to liquidate in these circumstances. The Board has unanimously approved the Company's dissolution and liquidation, deems it advisable and recommends you approve it.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements, including statements concerning our expectations, beliefs, plans, objectives and assumptions about the value of the Company’s net assets, the anticipated liquidation value per share of our common stock, the ability of our executive officers to satisfy any indemnification obligations, the merits of the prevailing litigation against the Company, and the timing and amounts of any distributions of liquidation proceeds to stockholders. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “estimate,” “intend,” “plan,” “projection” and “would.” The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of invoking those provisions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or other subjects of such statements, to differ materially from its expectations regarding such matters expressed or implied by those statements. These factors include the risks that we may incur additional liabilities, that the amount required for the settlement of our liabilities could be higher than expected, and that we may not meet the anticipated timing for the dissolution and liquidation, as well as the other factors set forth under the caption “The Dissolution and Plan of Liquidation—Risk Factors to be Considered in Connection with the Company's Dissolution and the Plan of Liquidation” and elsewhere in this proxy statement. All of such factors could reduce the amount available for, or affect the timing of, distribution to our stockholders, and could cause other actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement. You should therefore not place undue reliance on any such forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements contained in this proxy statement are reasonable, it cannot guarantee future events or results. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN

These questions and answers are only summaries of the matters they discuss. Please read this entire proxy statement.

Q.           What is being voted on?

A.           You are being asked to vote upon proposals to:

1. Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to this proxy statement; and

2. Authorize Restaurant Acquisition’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Restaurant Acquisition’s by-laws, no other business may be transacted at the meeting.

Q.           Why is Restaurant Acquisition proposing dissolution and liquidation?

A.           A registration statement for the Restaurant Acquisition’s initial public offering was declared effective on December 14, 2006.

On December 20, 2006, Restaurant Acquisition consummated the offering and received net proceeds of approximately $17.5 million. An amount of $19,535,000, which includes $960,000 relating to the sale of certain warrants and $1,050,000 deferred payment to Capital Growth Financial LLC and Tejas Securities Group , Inc., the underwriters in the offering (collectively, the “Underwriter”), of the net proceeds was deposited in trust to be used in connection with an initial transaction or to be returned to stockholders if an initial transaction was not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within the 18-month period.  In furtherance of its corporate purpose, on June 19, 2008, Restaurant Acquisition entered into an Agreement and Plan of Merger and Real Estate Purchase Agreement with Oregano’s Pizza Bistro, Inc. (“Oregano’s”) for the acquisition of the Oregano’s Pizza Bistros and property.

Restaurant Acquisition determined that it would not be able to obtain stockholder approval of the merger with Oregano’s in a timely manner and as a result, Restaurant Acquisition is now required to seek approval from its stockholders to dissolve and liquidate as provided in its charter and public filings.

 The Plan of Liquidation provides for the distribution to current holders of Restaurant Acquisition common shares originally issued in its IPO of the principal and accumulated interest (net of applicable taxes) of the IPO trust account as contemplated by the Company’s charter and its IPO prospectus. Restaurant Acquisition’s pre-IPO stockholders, or the private stockholders, consisting of its founders, have waived any interest in any such distribution and will not receive any of it. Stockholder approval of the Company’s dissolution is required by Delaware law, under which Restaurant Acquisition is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of Restaurant Acquisition’s outstanding common stock will be required to approve the dissolution and Plan of Liquidation. The Board of Directors has unanimously approved the Company's dissolution, deems it advisable and recommends you approve the dissolution and Plan of Liquidation. The Board intends to approve the Plan, as required by Delaware law, immediately following stockholder approval of the dissolution and Plan of Liquidation.

Q. How do the Restaurant Acquisition Insiders intend to vote their shares?

A. The private stockholders, who purchased an aggregate of 833,334 shares prior to the IPO, have advised the Company that they support the dissolution and Plan of Liquidation and will vote for it, together with the adjournment proposal.

Q. What vote is required to adopt the proposals?

A. Approval of the Company’s dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of Restaurant Acquisition’s outstanding common stock. Approval of Proposal 2 (adjourning the special meeting if necessary) also requires the affirmative vote of holders of a majority of Restaurant Acquisition’s common stock present or represented by proxy at the special meeting and voting on the proposal.

Q. Why should I vote for the proposals?

A. The Plan of Liquidation provides for the distribution to current holders of Restaurant Acquisition common shares originally issued in its IPO of the principal and accumulated interest (net of applicable taxes) of the IPO trust account as contemplated by the Company’s charter and its IPO prospectus. Stockholder approval of the Company’s dissolution is required by Delaware law, under which Restaurant Acquisition is organized, and stockholder approval of the Plan is designed to comply with relevant provisions of U.S. federal income tax laws. If the dissolution and Plan of Liquidation is not approved, Restaurant Acquisition will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares.

Q. How much do I get if the dissolution and Plan of Liquidation is approved?

A. If the dissolution and Plan of Liquidation is approved, we expect that each holder of public shares will receive $19,485,00 of original principal of the IPO trust account and no accumulated interest (estimated as of December 16, 2008 and net of estimated applicable taxes), or a total of approximately $5.85 per public share. The IPO trust account, net of estimated applicable taxes, contained an aggregate of approximately less than $2,000 as of December 16, 2008. The amount of interest in the trust account (net of applicable taxes) available for distribution to the holders of public shares will be finally determined at the time of such distribution.

Q. What if I don't want to vote for the dissolution and Plan of Liquidation?

A. If you do not want the dissolution and Plan of Liquidation to be approved, you must abstain, not vote, or vote against it. You should be aware, however, that if the dissolution and Plan of Liquidation is not approved, Restaurant Acquisition will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares. Whether or not you vote against it, if the dissolution and Plan of Liquidation is approved, all public stockholders will be entitled to share ratably in the liquidation of the IPO trust account.

Q. What happens if the dissolution and Plan of Liquidation isn't approved?

A. If the dissolution and Plan of Liquidation is not approved, Restaurant Acquisition will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares. If sufficient votes to approve the dissolution and plan of liquidation are not available at the meeting, or if a quorum is not present in person or by proxy, the Company’s Board of Directors may seek to adjourn or postpone the meeting to continue to seek such approval.

Q. If the dissolution and Plan of Liquidation is approved, what happens next?

A. We will file a Certificate of Dissolution with the Delaware Secretary of State; adopt the Plan of Liquidation by Board action in compliance with Delaware law; conclude our negotiations with creditors and pay or adequately provide for the payment of the Company's liabilities; distribute the proceeds of the IPO trust account to public stockholders; and otherwise effectuate the Plan of Liquidation.

Q. If I am not going to attend the special meeting in person, should I return my proxy card instead?

A. Yes. In fact whether or not you intend to attend the special meeting, after carefully reading and considering the information in this document, please vote your shares by mail, or, if you hold your shares through a bank or brokerage house, the Internet or telephone, so that your shares may be represented at the special meeting.

Q. What will happen if I abstain from voting or fail to vote?

A. Abstaining or failing to vote will have the same effect as a vote against the proposed dissolution and Plan of Liquidation.

Q. How do I change my vote?

A. Deliver a later-dated, signed proxy card to Restaurant Acquisitions Chief Executive Officer and President prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Christopher R. Thomas, Chief Executive Officer and President, Restaurant Acquisition Partners, 5950 Hazeltine National Drive, Suite 290, Orlando, Florida 32822.

Q. If my shares are held in “street name,” will my broker automatically vote them for me?

A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q. Can I still sell my shares?

A. Yes, you may sell your shares at this time, although, as a result of the announcement of the Company’s intention to liquidate, the market for Restaurant Acquisition shares may be limited. If you sell shares before, or purchase shares after, the record date for the special meeting, you will not be entitled to vote those shares at the special meeting. Delaware law restricts transfers of our common stock after dissolving, which we expect will occur upon approval of the Company’s dissolution by stockholders at the special meeting. Thereafter, we believe that any trades of the Company’s shares will be tracked and marked with a due bill by the Depository Trust Company.

Q. Who can help answer my questions?

A. If you have questions, you may write or call Christopher R. Thomas, Chief Executive Officer and President, Restaurant Acquisition Partners, 5950 Hazeltine National Drive, Suite 290, Orlando, Florida 32822, 407-240-9190.

Q. What will happen to my warrants in connection with the dissolution and liquidation of Restaurant Acquisition?

A. Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires). In addition, the warrants have no voting rights.

Q. Should I send in my Restaurant Acquisition stock certificates now?

A. No. After the Company is dissolved, you will receive written instructions explaining how to exchange your shares of Restaurant Acquisition for the cash to which you will be entitled.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Restaurant Acquisition is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed dissolution and liquidation of the Company. This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

DATE, TIME AND PLACE.  We will hold the special meeting at 10:00 a.m., Eastern Time, on December 31, 2008, at the offices of the Company at 5950 Hazeltine National Drive, Suite 290, Orlando, Florida 32822, to vote on the proposals to approve the Company’s dissolution and Plan of Liquidation and the proposal to adjourn or postpone the meeting if necessary to solicit additional proxies.

PURPOSE.  At the special meeting, holders of Restaurant Acquisition common stock will be asked to approve the Company’s dissolution and Plan of Liquidation and the proposal to authorize Company management to adjourn or postpone the meeting to solicit additional proxies.

Restaurant Acquisition’s Board of Directors has determined that the proposed dissolution and Plan of Liquidation is fair to and in the best interests of Restaurant Acquisition and its stockholders, has approved and declared it advisable, and recommends that Restaurant Acquisition stockholders vote “FOR” it.

The Board of Directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to permit Restaurant Acquisition’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

The special meeting has been called only to consider approval of the proposed dissolution and Plan of Liquidation and management authority to adjourn or postpone the meeting if necessary to solicit additional proxies. Under Delaware law and Restaurant Acquisition’s by-laws, no other business may be transacted at the special meeting.

RECORD DATE; WHO IS ENTITLED TO VOTE.  The “record date” for the special meeting is December 18, 2008. Record holders of Restaurant Acquisition common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were  4,166,667 outstanding shares of Restaurant Acquisition common stock, of which 3,333,333 were issued in the Company’s initial public offering, or the public shares, and 833,334 were issued to the Company's founders before the IPO, or the pre-IPO shares, and each of which entitles its holder to one vote per proposal at the special meeting. Restaurant Acquisition warrants do not have voting rights.

Our initial stockholders who acquired shares prior to the IPO have advised the Company that they will vote in favor of both of the proposals.

During the ten-day period before the special meeting, Restaurant Acquisition will keep a list of holders of record entitled to vote at the special meeting available for inspection during normal business hours at its offices in Orlando, Florida for any purpose germane to the special meeting. The list of stockholders will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any stockholder who is present.

QUORUM; VOTE REQUIRED.  A majority of the outstanding common stock of the Company, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than adjournment to seek a quorum. Approval of the Company’s dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of Restaurant Acquisition’s outstanding common stock. Approval of the proposal for discretionary authority to adjourn or postpone the special meeting to solicit additional proxies will require the affirmative vote of holders of a majority of Restaurant Acquisition’s common stock voting on the proposal.

ABSTAINING FROM VOTING OR NOT VOTING, EITHER IN PERSON OR BY PROXY OR BY VOTING INSTRUCTION, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION PROPOSAL AND THE ADJOURNMENT PROPOSAL.

VOTING YOUR SHARES.  Each share of common stock that you own in your name entitles you to one vote per proposal. If you are the record holder of your shares, you must vote by signing and returning the enclosed proxy card. If your shares are held by your broker, there are three ways to vote your shares at the special meeting:

•      By signing and returning the enclosed proxy card.  If you vote by proxy card, your “proxies,” whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Restaurant Acquisition Board “FOR” approval of the dissolution and Plan of Liquidation and the proposal to authorize management to adjourn or postpone the meeting to solicit additional proxies.

•      You can attend the special meeting and vote in person.  We will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must present a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

ADJOURNMENT OR POSTPONEMENT.  If Proposal 2 is approved at the special meeting, Restaurant Acquisition may adjourn or postpone the special meeting if necessary to solicit further proxies. In addition, Restaurant Acquisition may adjourn or postpone the special meeting as set forth in Restaurant Acquisition’s amended and restated certificate of incorporation or by-laws or as otherwise permitted by law.

QUESTIONS ABOUT VOTING.  If you have any questions about how to vote or direct a vote in respect of your Restaurant Acquisition common stock, you may call Christopher R. Thomas, our Chief Executive Officer and President, at 407-240-9190. You may also want to consult your financial and other advisors about the vote.

REVOKING YOUR PROXY AND CHANGING YOUR VOTE.  If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•      Delivering another proxy card with a later date;

•      Notifying Restaurant Acquisition Partners, Inc., 5950 Hazeltine National Drive, Suite 290, Orlando, Florida 32822, Attn: Christopher R. Thomas, in writing before the special meeting that you have revoked your proxy; or

•      Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote. If an executed proxy card is returned by a broker or bank holding shares that indicates that the broker or bank does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted on the proposals. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

BROKER NON-VOTES.  If your broker holds your shares in its name and you do not give the broker voting instructions, National Association of Securities Dealers, Inc. rules prohibit your broker from voting your shares on the dissolution and Plan of Liquidation proposal or the proposal to adjourn or postpone the special meeting to solicit additional proxies. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the dissolution and Plan of Liquidation proposal. Abstentions or broker non-votes will not be counted as votes for or against the proposal to authorize management to adjourn or postpone the special meeting, as the vote required to approve this discretionary authority is a majority of the shares present in person or by proxy and entitled to vote.

NO DISSENTERS’ RIGHTS.  Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal in connection with the Company’s dissolution and liquidation.

SOLICITATION COSTS.  Restaurant Acquisition is soliciting proxies on behalf of the Restaurant Acquisition Board of Directors. This solicitation is being made by mail but also may be made in person or by telephone or other electronic means. Restaurant Acquisition and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. These persons will not be paid for doing this.

Restaurant Acquisition has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance desirable. Restaurant Acquisition will pay all fees and expenses related to the retention of any proxy solicitation firm.

Restaurant Acquisition will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Restaurant Acquisition will reimburse them for their reasonable expenses.

STOCK OWNERSHIP.  Information concerning the holdings of certain Restaurant Acquisition stockholders is set forth under “Security Ownership of Certain Beneficial Owners and Management.”

PROPOSAL 1

THE DISSOLUTION AND PLAN OF LIQUIDATION

The Board of Directors is proposing the Company’s dissolution and Plan of Liquidation for approval by our stockholders at the special meeting. The Board has unanimously approved the Company’s dissolution, declared it advisable and directed that it be submitted for stockholder action at the meeting. As required by Delaware law, the Board intends to approve the Plan of Liquidation immediately following stockholder approval of the dissolution and Plan of Liquidation and the filing of a Certificate of Dissolution with the Delaware Secretary of State. A copy of the Plan of Liquidation is attached as Annex A to this proxy statement, and you are encouraged to read it carefully.

After approval of the Company’s dissolution, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

•      filing a Certificate of Dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;

•      adopting a Plan of Liquidation in or substantially in the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

•      establishing a contingency reserve for the satisfaction of unknown or additional liabilities, which reserve shall consist solely of the indemnification obligations of the Company’s founders that were provided to Restaurant Acquisition at the time of its IPO;

•      giving the trustee of the trust account notice to commence liquidating the investments constituting the trust account and turning over the proceeds to Restaurant Acquisition’s transfer agent for distribution according to the Plan of Liquidation;

•      as provided in the Plan of Liquidation, paying or adequately providing for the payment of our known liabilities, including (i) existing liabilities for taxes, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to Restaurant Acquisition’s stockholders in accordance with Restaurant Acquisition’s charter;

•      if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

•      winding up our remaining business activities; and

•      making tax and other regulatory filings.

Following dissolution, our directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Dissolution. In addition, although it does not anticipate that it will be necessary to do so since we do not now have any material assets outside the IPO trust account, the Board will be authorized to establish a liquidating trust to complete the Company’s liquidation. The Company intends to pursue any applicable federal or state tax refunds arising out the proposed acquisition and its other business activities from inception through dissolution. To the extent the Company is successful in obtaining such refunds, the proceeds shall be applied as follows: first, to satisfy the claims against or obligations of the Company, including claims of various vendors or other entities that are owed money by us for services rendered or products sold to us; and second, the remaining proceeds, if any, shall be distributed pro rata to our common stockholders in accordance with our amended and restated certificate of incorporation. Due to the timing and potential uncertainty regarding any such refunds, any such proceeds would be distributed subsequent to the distribution of principal and accumulated interest (net of applicable taxes) of the IPO trust account.

As of December 16, 2008, we had approximately $30 in cash outside the IPO trust account. We had total liabilities of approximately $839,000 as of such date. We currently have net liabilities (excluding taxes) and obligations that exceed available cash outside the IPO trust account by approximately $839,000, or $0.25 per public share. We expect to pay the Company’s liabilities in full or, in many cases, in a reduced amount agreed to by the relevant creditor(s) pursuant to negotiations currently in progress. In addition to satisfying these liabilities, we anticipate incurring additional professional, legal and accounting fees in connection with the Company’s dissolution and liquidation. All cash for the payment of the foregoing, beyond any assets of the Company outside the IPO trust account, will be provided by our executive officers or pursuant to arrangements they procure at no cost to the Company pursuant to, but not in excess of, their indemnification obligations.

The indemnification obligations of our founders provide that they will indemnify Restaurant Acquisition as a result of the claims of vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account.

Restaurant Acquisition has liabilities as of December 16, 2008 of approximately $50,000 for federal and state income taxes and Delaware franchise taxes which are not liabilities for services rendered or products sold. In accordance with the terms of the trust agreement, amounts owed for income taxes will be deducted from amounts in the trust account prior to distributions to the stockholders in accordance with the Plan of Liquidation. Although Restaurant Acquisition is not aware of any other liabilities that will not be covered by the indemnification agreements of our founders, no assurance can be made that such liabilities will not arise in the future. If such liabilities were to arise in the future or actual liabilities exceed those anticipated, under Delaware law, stockholders who receive distributions from Restaurant Acquisition pursuant to the Plan of Liquidation could be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

Our Board of Directors has unanimously approved the dissolution of the Company and unanimously recommends that our stockholders vote “FOR” this Proposal.

RISK FACTORS TO BE CONSIDERED IN CONNECTION WITH
THE COMPANY’S DISSOLUTION AND THE PLAN OF LIQUIDATION

There are a number of factors that our stockholders should consider when deciding whether to vote to approve the Company's dissolution and Plan of Liquidation, including the following:

We may not meet the anticipated timing for the dissolution and liquidation.

Promptly following the meeting, if our stockholders approve the Company’s dissolution and Plan of Liquidation, we intend to file a Certificate of Dissolution with the Secretary of State of Delaware and wind up our business promptly thereafter. We expect that the Company will make the liquidation distribution of the IPO trust account proceeds to its stockholders as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after approval of the dissolution by the stockholders. We do not expect that there will be any additional Company assets remaining for distribution to stockholders after payment, provision for payment or compromise of its liabilities and obligations. There are a number of factors that could delay our anticipated timetable, including the following:

•      delays in the payment, or arrangement for payment or compromise, of remaining Company liabilities or obligations;

•      lawsuits or other claims asserted against us; and

•      unanticipated legal, regulatory or administrative requirements.

If our reserves for payments to creditors are inadequate, each stockholder may be liable for a pro rata portion of creditors’ claims up to the amount distributed to such stockholder by us.

Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective for completion of our winding up. If we fail to provide adequately for all our liabilities, each of our stockholders could be liable for payment of the stockholder's pro rata portion of creditors’ claims up to the amount distributed to such stockholder in the liquidation.

Claims may be made against the IPO trust account, resulting in its impairment or in delay in distributing it to public stockholders.

The Company currently has little available funds outside the IPO trust account and must make arrangements with vendors and service providers in reliance on the existing indemnification obligations of our founders. Pursuant to their indemnification obligations, our founders have agreed that they will indemnify Restaurant Acquisition as a result of the claims of vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account. Restaurant Acquisition’s creditors may seek to satisfy their claims from funds in the IPO trust account if our founders do not perform their indemnification obligations. This could reduce a stockholder’s distribution from the IPO trust account, or delay stockholder distributions. We believe we have identified all of the Company’s liabilities, and do not expect the foregoing to occur.

If they do not perform them, you may have difficulty enforcing the indemnification obligations of the Company’s officers.

As stated above, our founders have agreed that they will indemnify Restaurant Acquisition as a result of the claims of vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account. They do not have indemnification obligations with respect to vendors that have executed a waiver of claims that reduce the amount in the trust account. We currently believe that our founders are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. To the extent the indemnification obligations end up being substantially higher than our founders currently foresee or expect and/or their financial resources deteriorate in the future, this could also act as a limitation on this indemnification. Hence, we cannot assure you that our founders will be able to satisfy those obligations.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of the date fixed by the Board for filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law. We believe, however, that after dissolution any trades of shares of our common stock held in “street” name will be tracked and marked with a due bill by the Depository Trust Company.

Our Board of Directors may delay implementation of the Plan of Liquidation, even if dissolution is approved by our stockholders.

Even if the Company’s dissolution is approved by our stockholders, our Board of Directors has reserved the right, in its discretion, to delay implementation of the Plan of Liquidation, if it determines that doing so is in the best interests of the Company and its stockholders. The Board is, however, unaware of any circumstances under which it would do so, unless prohibited from doing so by law, regulation or court order.

If our stockholders do not approve the dissolution and the Plan of Liquidation, no assurances can be given as to how or when, if ever, amounts in the trust account will be distributed to our stockholders.

The Company charter provides that the trust account proceeds will be distributed to stockholders upon the liquidation and dissolution of the Company and Delaware law requires that the stockholders approve the liquidation and dissolution. If the Company's stockholders do not approve the dissolution and the Plan of Liquidation, the Company will not have the requisite legal authority to distribute the trust account proceeds to stockholders. In such case, no assurance can be given as to how or when, if ever, such amounts will be distributed.

DISSOLUTION UNDER DELAWARE LAW

Under its charter, Restaurant Acquisition is required to dissolve because it will not be able to complete a qualified initial transaction within the required time period. Under Delaware law and for federal tax reasons, stockholders need to approve the dissolution and Plan of Liquidation. That is why we are holding the special meeting.

Section 275 of the Delaware General Corporation Law (DGCL) provides that a corporation may dissolve upon a majority vote of the Board of Directors of the corporation followed by a favorable vote of the holders of a majority of the outstanding stock entitled to vote. The Board has approved the Company’s dissolution. The Board intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution. Following such approval, the dissolution is effected by filing a certificate of dissolution with the State of Delaware. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

•      prosecution and defense of any lawsuits;

•      settling and closing of any business;

•      disposition and conveyance of any property;

•      discharge of any liabilities; and

•      distribution of any remaining assets to the stockholders of the corporation.

Principal provisions of the plan

General.  In accordance with the trust agreement, we will distribute pro rata to our public stockholders all of the proceeds of the IPO trust account less approximately $50,000 (plus any additional amounts owed from December 17, 2008 through the distribution date) that will be used to pay federal and state income and Delaware Franchise taxes. We anticipate that there will not be any other amounts available for distribution to stockholders. Liquidation is expected to commence as soon as practicable after approval of the Company’s dissolution and Plan of Liquidation by stockholders at the special meeting. We do not anticipate that we will solicit any further votes of our stockholders with respect to the Plan of Liquidation. It is currently anticipated that Restaurant Acquisition will make a liquidating distribution of approximately $5.85 per share issued in the IPO although the exact timing and amount will not be determined until the time of such distribution.

We will also pay or provide for our known liabilities in accordance with negotiations between Restaurant Acquisition and its creditors. Since we do not know of any other Company liabilities or any facts suggesting that any other Company liabilities may exist or arise, other than as set forth in this proxy statement, and since we believe that the funds outside of the trust account plus amounts to be paid by the Company’s founders will be sufficient to discharge all liabilities, we intend to establish a contingency reserve, consisting solely of the indemnification obligations of our founders provided to Restaurant Acquisition, which the Board expects will be sufficient to satisfy actual and potential liabilities. As this contingency reserve will be funded by our founders pursuant to their indemnification obligations solely as and when needed to discharge Company liabilities and obligations, there will not be any net balance of the contingency reserve, after payment, provision for or discharge of all of our liabilities, for distribution to our stockholders. If it is determined that those vendors who did not execute waivers of their rights to the trust account, if such claims are indemnifiable claims of our founders and they fail to meet their obligations or if such claim is not an indemnifiable claim of our founders, then the stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation, up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from Restaurant Acquisition.

We will discontinue recording transfers of shares of our common stock on the date of Restaurant Acquisition’s dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

Our Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation

Our directors and officers will not receive any compensation for the duties performed in connection with Restaurant Acquisition’s dissolution or Plan of Liquidation. Following approval of Restaurant Acquisition’s dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan of Liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the Plan of Liquidation.

We are obligated to indemnify our officers, directors and agents in accordance with our amended and restated certificate of incorporation and bylaws for actions taken in connection with winding up our affairs; however, given our minimal assets we may not be able to provide meaningful indemnification to such persons. The Board and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan of Liquidation.

Contingency Reserve.  We generally are required, in connection with Restaurant Acquisition’s dissolution, to provide for payment of our liabilities. We intend to pay or provide for payment of all our known liabilities promptly after approval of the Plan of Liquidation, and to set aside a contingency reserve, consisting solely of the indemnification obligations of our executive officers, that we believe will be adequate to satisfy all of our liabilities. If it is not, either because the liability is not covered by the indemnification obligation of our executive officers or because they default on this obligation, a creditor could bring a claim against one or more of our stockholders for each such stockholder’s pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the Plan of Liquidation. Because of the nature of our limited assets, we do not expect that any distributions will be made to the public stockholders, other than of amounts in the trust account.

Potential Liability of Stockholders.  Under the Delaware General Corporation Law, in the event we fail to create adequate reserves for liabilities, or should such reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due to creditors to the extent of the amount that such stockholder received from us and from any liquidating trust under the Plan of Liquidation. Each stockholder’s exposure to liability is limited to his/her or its pro rata portion of the amounts due to each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder.

Stock Certificates.  Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata portions of the trust account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Exchange Act Registration.  Our common stock, warrants and units were trading on the OTC Bulletin Board under the symbols RAQPU, RAQP and RAQPW, respectively, however in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the Company has filed a Form 15 to suspend Restaurant Acquisition registration and reporting requirements under the Securities Exchange Act of 1934, as amended.

Liquidating Trusts.  Although the Board does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between Restaurant Acquisition and the person(s) the Board chooses as trustee(s).

Sales of Assets and Collection of Sums Owing.  The Plan of Liquidation gives the Board the authority to sell all of our remaining assets, although Restaurant Acquisition’s existing assets outside the trust account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation. The Plan of Liquidation also authorizes the Board to proceed to collect all sums due or owing to the Company, including any tax refunds owing to the Company. Any such funds collected will be distributed in accordance with the Plan of Liquidation.

Absence of Appraisal Rights.  Stockholders are not entitled to appraisal rights in connection with Restaurant Acquisition’s dissolution and Plan of Liquidation.

Regulatory Approvals.  We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with Restaurant Acquisition’s dissolution or the Plan of Liquidation.

Treatment of Warrants.  There will be no distribution from the trust account with respect to Restaurant Acquisition’s warrants.

Payment of Expenses.  In the discretion of our Board of Directors, we may pay brokerage, agency, professional and other fees and expenses to any person in connection the implementation of the Plan of Liquidation.

VOTES REQUIRED AND BOARD RECOMMENDATION

Approval of the Company’s dissolution and Plan of Liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the Record Date. The holders of common stock will vote on the matter of the approval of the Company’s dissolution and Plan of Liquidation, with each holder entitled to one vote per share on the matter.

The Company’s Board of Directors believes that the Company’s dissolution and plan of liquidation is in the best interests of our stockholders. The Board has unanimously approved the dissolution and unanimously recommends that our stockholders vote “FOR” the dissolution and plan of liquidation. Our current directors and executive officers, who hold, as of the Record Date, an aggregate of 833,334 outstanding shares of our common stock, have indicated that they will vote “FOR” each of the proposals. See “Security Ownership of Certain Beneficial Owners and Management.”

Shares represented by Proxy Cards received in time for the Meeting that are properly signed, dated and returned without specifying choices will be voted “FOR” this proposal.

Certain U.S. Federal Income Tax Consequences

The following discussion is a general summary of the material United States federal income tax consequences of the Plan of Liquidation to Restaurant Acquisition and to current holders of our common stock, units and warrants originally issued in our IPO, who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (the Code) and who hold such shares and warrants as “capital assets,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Plan of Liquidation. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder's or warrant holder’s individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities or currencies, banks, insurance companies, tax-exempt organizations, mutual funds, financial institutions, broker-dealers, regulated investment companies, real estate investment companies, real estate mortgage investment conduits and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

The discussion is based upon the Code, U.S. Department of the Treasury regulations, rulings of the Internal Revenue Service, or the IRS, and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts, and assumes that we will liquidate substantially in accordance with the Plan of Liquidation.

We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

This discussion of certain U.S. federal income tax consequences was not intended or written to be used as, and cannot be used by you, in the purpose of avoiding penalties that may be imposed on you. This discussion was written to support the solicitation of your vote or as instructions to vote your shares of our common stock.

Stockholders and warrant holders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Plan and our dissolution, including tax reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Consequences to Restaurant Acquisition

Restaurant Acquisition may recognize gain or loss on the sale or other taxable disposition of any of its assets (including most in-kind distributions, if any) pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

Consequences to Stockholders

Gain or Loss on Liquidation.  Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder's tax basis in the shares of our common stock.

A stockholder’s gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to recover a stockholder's tax basis with respect to such share of stock. Gain will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder's tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder's tax basis for that share. If a stockholder is required to return any distribution, any payments by a stockholder in satisfaction of any Restaurant Acquisition contingent liability not covered by our contingency reserve generally would produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short term capital gain or loss if the share has not been held for more than one year. Long term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short term capital gain. The deductibility of capital losses is subject to various limitations.

Liquidating Trusts.  Although we anticipate that such a transfer is unlikely, given our limited assets outside of the trust account, if we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain, or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding.  Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he/she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder's U.S. federal income tax liability.

Consequences to Warrant Holders

Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

PROPOSAL 2

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows Restaurant Acquisition’s board of directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the dissolution and Plan of Liquidation.

Consequences if Adjournment Proposal is not Approved

If an adjournment proposal is presented at the meeting and is not approved by the stockholders, Restaurant Acquisition’s board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the dissolution and Plan of Liquidation. In such event, Restaurant Acquisition will not be able to dissolve and liquidate.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of  Restaurant Acquisition common stock.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT RESTAURANT ACQUISITION

General

  Business of Restaurant Acquisition

Restaurant Acquisition was formed on October 3, 2005, to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the restaurant industry.

  Offering Proceeds Held in Trust

On December 20, 2006, we closed our IPO of 3,333,333 units with each unit consisting of one share of our common stock and two warrants each to purchase one share of our common stock at an exercise price of $4.50 per share. The units from the IPO were sold at an offering price of $6.00 per unit, generating total gross proceeds of $20,000,000.

 After deducting certain underwriting discounts and non-accountable expense allowances, certain offering expenses and the repayment of loans made by the officers and directors of the Restaurant Acquisition paid at closing, the total net proceeds distributed to us from the offering were $18,812,502, of which $18,575,000 (which includes $1,050,000 deferred payment of underwriting discounts and non-accountable expense allowance to Capital Growth Financial LLC and Tejas Securities Group, Inc., the underwriters in the public offering) were deposited into the trust account. A total amount of $19,535,000 was deposited into the trust account reflecting the $18,575,000 of net proceeds distributed from the offering noted above and $960,000 of net proceeds relating to the sale of 1,500,000 warrants at $0.64 per warrant to Restaurant Acquisition’s founding shareholders in a concurrent private sale. The remaining net proceeds distributed from the offering of $237,502 and interest and other earnings on the net proceeds held in the trust account up to $1,025,000, after giving effect to applicable taxes, were used to pay for accrued offering expenses of $223,315 and business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

 After deducting all underwriting discounts and non-accountable expense allowances, including deferred discounts and allowances, and all offering expenses, the total net proceeds to Restaurant Acquisition from the offering were $17,510,000.

Through December 16, 2008, Restaurant Acquisition has used all of the net proceeds that were not deposited into the trust fund to pay general and administrative expenses. The net proceeds deposited into the trust fund remained on deposit in the trust fund earning interest. As of December 16, 2008, there was approximately $19,537,000 held in the trust fund.

Facilities

Restaurant Acquisition maintains its executive offices at 5950 Hazeltine National Drive, Suite 290, Orlando, Florida 32822. Pacific Ocean Restaurants, Inc. (a wholly-owned subsidiary of Passport Restaurants, Inc. and an affiliate of Restaurant Acquisition’s founding stockholders (who are Restaurant Acquisition’s sole current officers and hold three of our four board of director seats)) has agreed to provide Restaurant Acquisition with certain administrative, technology and secretarial services, as well as the use of certain limited office space at this location at a cost of $7,500 per month pursuant to a letter agreement between us and Pacific Ocean Restaurants.

Employees

Restaurant Acquisition currently has no employees other than its three executive officers: Christopher R. Thomas, Chief Executive Officer and President, Clyde E. Culp III, Executive Vice President and Chairman of the Board of Directors and John M. Creed, Vice President, Secretary and Director. These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to our affairs. Restaurant Acquisition has no paid employees.

Periodic Reporting and Audited Financial Statements

Restaurant Acquisition registered its securities under the Securities Exchange Act of 1934, as amended and had reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Restaurant Acquisition’s annual reports contain financial statements audited and reported on by Restaurant Acquisition’s independent accountants. In August 2008, Restaurant Acquisition filed a Form 15 to suspend Restaurant Acquisition registration and reporting requirements under the Securities Exchange Act of 1934, as amended.  Because Restaurant Acquisition has filed a Form 15 and has no material cash outside the trust account, it will not file its Annual Report on Form 10-K for the year ended December 31, 2008 or to have financial statements prepared for the year ended December 31, 2008 or for any subsequent periods.

Legal Proceedings

      Restaurant Acquisition is not currently a party to any pending material legal proceedings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of December 16, 2008 by:

•	each person known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For Messrs. Thomas, Culp and Creed, the table does not give effect to the exercise of the warrants sold to them concurrently with our IPO.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Christopher R. Thomas	277,778		6.7%
Clyde E. Culp III	277,778		6.7%
John M. Creed	277,778		6.7%
William O. Fleischman (2)	-		-
LC Capital Master Fund, Ltd. (3)	320,000	(4)	7.7%
Weiss Asset Management, LLC.(5)	304,600	(6)	7.4%
Barry Rubenstein (7)	275,500	(8)	6.6%
Basso Capital Management, L.P.(9)	271,400	(10)	6.5%
Pacific Asset Management, LLC(11)	343,470	(12)	8.2%
Acqua Wellington North American Equities, Ltd. (13)	216,000		5.2%
HBK Investments L.P.(14)	267,100		6.4%
All directors and executive officers as a group (four individuals)	833,334		20%

(1)	Unless otherwise indicated, the business address of each of the beneficial owners is 5950 Hazeltine Drive, Suite 290, Orlando, Florida 32822.
(2)	Mr. Fleischman’s business address is c/o W/F Investment Corp., 1900 Avenue of the Stars, Suite 2410, Los Angeles, California 90067.
(3)	The business address of LC Capital Master Fund, Ltd. is c/o Trident Fund Services (B.V.I.) Limited, P.O. Box 146, Waterfront Drive, Wickhams Cay, Road Town, Tortola, British Virgin Islands.
(4)
Represents shares owned by (i) LC Capital Master Fund, Ltd., (ii) Lampe, Conway & Co., LLC, (iii) Steven G. Lampe and (vi) Richard F. Conway. Each of the foregoing has shared voting power with respect to these shares. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 11, 2008.

(5)	Weiss Asset Management, LLC has a business address of 29 Commonwealth avenue, 10th Floor, Boston, Massachusetts 02116.
(6)
Represents 152,300 shares of common stock held by Andrew M. Weiss, PH.D., 108,133 shares held by Weiss Asset Management, LLC, and 44,167 shares held by Weiss Capital, LLC. Each of the foregoing has shared voting power with respect to these shares. The foregoing information was derived from a Schedule 13G/A filed with the SEC on August 20, 2007.

(7)	Barry Rubenstein’s business address is 68 Wheatley Road, Brookville, New York 11545.

(8)
Represents shares owned by Barry Rubenstein, Marilyn Rubenstein and Woodland Partners, and includes (i) 120,500 shares of common stock held by the Barry Rubenstein Rollover IRA account and (ii) 155,000 shares of common stock held by Woodland Partners. Barry Rubenstein and Marilyn Rubenstein are general partners of Woodland Partners. Barry Rubenstein, Marilyn Rubenstein and Woodland Partners have shared voting power with respect to the 155,000 shares of common stock held by Woodland Partners. Barry Rubenstein has sole voting power with respect to the 120,500 shares of common stock held by Barry Rubenstein Rollover IRA account. The foregoing information was derived from a Schedule 13G/A filed with the SEC on January 17, 2008.

(9)	Basso Capital Management's business address is 1266 E Main St., Stamford, CT 06902
(10)
Represents shares owned by (i) Basso Capital Management, L.P. (“BCM”), (ii) Basso Fund Ltd. (“Basso Fund”), (iii) Basso Multi-Strategy Holding Fund Ltd. (“Multi-Strategy Holding Fund”), (iv) Basso GP, LLC (“Basso GP”), (v) Howard Fischer, (vi) Philip Platek, (vii) John Lepore, and (viii) Dwight Nelson. BCM is the investment manager of Basso Fund and Multi-Strategy Holding Fund. Basso GP is the general partner of BCM. The controlling persons of Basso GP are Howard Fischer, Philip Platek, John Lepore and Dwight Nelson (each, a “Controlling Person” and, collectively, the “Controlling Persons”). Basso Fund beneficially owns 26,457 shares of Common Stock. Multi-Strategy Holding Fund beneficially owns 244,943 shares of Common Stock. BCM, as the investment manager of Basso Fund and Multi-Strategy Holding Fund, is deemed to beneficially own the 271,400 shares of Common Stock beneficially owned by them. Basso GP, as the general partner of BCM, is deemed to beneficially own the 271,400 shares of Common Stock beneficially owned by BCM. Each Controlling Person, in his capacity as a controlling person of Basso GP, is deemed to beneficially own the 271,400 shares of Common Stock beneficially owned by Basso GP. Basso Fund, BCM, Basso GP and each Controlling Person have the shared power to vote or direct the vote of the 26,457 shares of Common Stock held by Basso Fund. Multi-Strategy Holding Fund, BCM, Basso GP and each Controlling Person have the shared power to vote or direct the vote of the 244,943 shares of Common Stock held by Multi-Strategy Holding Fund. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2008.

(11)	The principal business office of Pacific Assets Management, LLC is 100 Drakes Landing, Suite 207, Greenbrae, CA 94904
(12)
Represents shares owned by (i) Jonathan M. Glaser, (ii) Daniel Albert David, (iii) Roger Richter, (iv) David Rubenstein, (v) Pacific Assets Management, LLC, (vi) Pacific Capital Management, Inc, and (vii) JMG Triton Offshore Fund, Ltd. Each of the foregoing has shared voting power with respect to these shares. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2008.

(13)	The principal business office of Acqua Wellington North American Equities, Ltd. is c/o Ogier, Qwomar Complex, 4th Floor, P.O. Box 3170, Road Town, Tortola, British Virgin Islands.
(14)	The principal business office of HBK Investments L.P. is 101 Cedar Springs Road, Suite 700, Dallas TX 75201.

STOCKHOLDER PROPOSALS

Whether or not the dissolution is approved, Restaurant Acquisition does not expect to have an annual meeting of stockholders after the special meeting and, therefore, we are not providing instructions as to how stockholders can make proposals for future meetings.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, Restaurant Acquisition and the services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Restaurant Acquisition’s annual report to stockholders and proxy statement. Upon written or oral request, Restaurant Acquisition will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Restaurant Acquisition deliver single copies of such documents in the future. Stockholders may notify Restaurant Acquisition of their requests by calling or writing us at its principal executive offices at 407-240-9190 or 5950 Hazeltine National Drive, Suite 290, Orlando, Florida 32822.

WHERE YOU CAN FIND MORE INFORMATION

Restaurant Acquisition files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by Restaurant Acquisition with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

Restaurant Acquisition files its reports, proxy statements and other information electronically with the SEC. You may access information on Restaurant Acquisition at the SEC web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Information and statements contained in this proxy statement or any annex are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to or incorporated by reference into this document.

This proxy statement incorporates important business and financial information about Restaurant Acquisition that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. If you would like such information or additional copies of this proxy statement, or if you have questions about the Plan, you should contact:

Christopher R. Thomas
Restaurant Acquisition Partners, Inc.
5950 Hazeltine National Drive, Suite 290, Orlando, Florida 32822
407-240-9190

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is December 26, 2008.

ANNEX A

PLAN OF LIQUIDATION
OF
RESTAURANT ACQUISITION PARTNERS, INC.
(A Dissolved Delaware Corporation)

This Plan of Liquidation (or “Plan”) of Restaurant Acquisition Partners, Inc. (the “Company”) is dated this [     ] day of January , 2009.

WHEREAS, the dissolution of the Company was duly authorized by its Board of Directors and stockholders, and the Company was dissolved on January [ ], 2009 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

WHEREAS, the Company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Company has paid or otherwise satisfied or made provision for all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

1.
Fees and expenses in connection with legal, accounting and other services rendered prior to the date hereof, all as shown on the Company's unaudited interim financial statements at and for the period ending December 31, 2008, and liabilities and obligations incurred or to be incurred after such date to vendors or other persons for services rendered or goods sold, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of the Company and the winding-up of its business and affairs (“Vendor Obligations”);

2.	Liabilities for federal and state income taxes (“Tax Liabilities”); and

3.
The Company's obligations to holders of its common shares issued in its initial public offering (the “Public Stockholders”) to distribute the proceeds of the trust account established in connection with the IPO in connection with the dissolution and liquidation of the Company as provided in the Company's amended and restated certificate of incorporation and its IPO prospectus;

WHEREAS, there are no pending actions, suits, or proceedings to which the Company is a party;

WHEREAS, there are no facts known to the Company, indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

WHEREAS, the Company's founders have reaffirmed, and by their adoption of this Plan such individuals do hereby reaffirm their obligations to the Company, in connection with its IPO, to indemnify the Company from the claims of vendors or other entities that are owed money to the Company for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account; provided, however, that the amount of such indemnification shall be limited only to the amount by which such losses, liabilities, claims, damages or expenses actually reduce the amount of funds in the Trust Account and provided further, that such indemnification shall not give any rights to any third parties or create any third party beneficiaries other than the Public Stockholders; the performance of such indemnification obligations shall fund the Company's performance of its Vendor Obligations;

NOW THEREFORE, the Company adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1.
PAYMENT OF LIABILITIES AND OBLIGATIONS. The Company shall, as soon as practicable following the adoption of this Plan by the Board of Directors after the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the Vendor Obligations and (b) pay in full the Tax Liabilities.

2.
CONTINGENCY RESERVE; PRO RATA DISTRIBUTION. The Company shall retain the indemnification obligations to the Company referred to in the sixth recital hereof as provision for and as a reserve against claims against and obligations of the Company.

3.
AUTHORITY OF OFFICERS AND DIRECTORS. The Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company's stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Company's common stock shall constitute the approval of the Company's stockholders of the Board's authorization of the payment of any such compensation. The adoption of the Plan by the holders of the Company's common stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company's obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of the Company to the holders of the Company's common stock in complete cancellation or redemption of its stock.

4.
CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, including recovery of any tax refunds owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, attempt to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

5.
RECOVERY OF ASSETS. In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, including any federal or state tax refunds arising out of the proposed acquisition and its other business activities from inception through dissolution, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the Company in accordance with and subject to the terms of the Company's amended and restated certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

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6.
PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company's officers or members of the Board provided by the Company pursuant to its amended and restated certificate of incorporation and bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to the Company. In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

7.
INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company's obligations hereunder, including, without limitation, directors' and officers' liability coverage.

8.
LIQUIDATING TRUST. The Board may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company's property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

9.
LIQUIDATING DISTRIBUTIONS. Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

10.
AMENDMENT OR MODIFICATION OF PLAN. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend or modify this Plan and all action contemplated hereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11.
CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

3

12.
LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the "Code"). This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

13.
FILING OF TAX FORMS. The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

4

SPECIAL MEETING OF STOCKHOLDERS OF

RESTAURANT ACQUISITION PARTNERS, INC.

December 31, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/    Please detach along perforated line and mail in the envelope provided.    \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 

					FOR	AGAINST	ABSTAIN

			1.	Proposal 1: to approve the dissolution of the Company and the Plan of Liquidation submitted to stockholders at the special meeting.	☐	☐	☐
2.

Proposal 2: to permit Restaurant Acquisition’s board of directors or its chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.
					☐	☐	☐
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2.

Our Board of Directors believes that the dissolution and Plan of Liquidation and the adjournment are fair to, and in the best interests of, all of our stockholders, including those who acquired shares in our initial public offering. Accordingly, our Board of Directors unanimously recommends that you vote "FOR" Proposals 1 and 2.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments thereof. If you wish to vote in accordance with our Board of Directors' recommendations, just sign below. You need not mark any boxes.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder		Date:			Signature of Stockholder		Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RESTAURANT ACQUISITION PARTNERS, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher R. Thomas, as proxy with full power of substitution, to represent and to vote all shares of common stock of Restaurant Acquisition Partners, Inc. at the special meeting of stockholders of Restaurant Acquisition to be held on December 31, 2008, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.

(Continued and to be signed on the reverse side)

2